UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Retractable Technologies, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETRACTABLE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2026

To the Shareholders of Retractable Technologies, Inc.:

You are cordially invited to attend Retractable Technologies, Inc.’s 2026 virtual Annual Meeting of shareholders. The Annual Meeting will be held at 10:00 a.m. Central time on May 8, 2026 by webcast available at www.virtualshareholdermeeting.com/RVP2026.

Further information regarding the Annual Meeting is set forth in the attached Proxy Statement, which was first delivered to security holders on March 27, 2026.

At this year’s Annual Meeting, you will be asked to vote on the election of three Class 2 Directors.

We hope you will be able to attend the virtual Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the Proxy Statement carefully and to vote in accordance with the Board of Directors’ recommendations by telephone, Internet, or mail, whether or not you plan to attend the virtual Annual Meeting.

Thank you for your continued support.

Sincerely,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

RETRACTABLE TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2026

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068-5295

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 8, 2026

The Board of Directors of Retractable Technologies, Inc. (the “Company”) solicits your vote for the virtual Annual Meeting to be held by webcast at www.virtualshareholdermeeting.com/RVP2026 on the 8th day of May, 2026 at 10:00 a.m. Central time and for any adjournment thereof.

A Notice of Internet Availability of Proxy Materials and other appropriate proxy materials (to those requesting paper copies) were mailed to shareholders on March 27, 2026.

The Board of Directors is asking you to vote on the election of three Class 2 Directors.

VOTING INFORMATION

How do I vote?

You may vote your shares in any of the following four ways:

Vote during the virtual Annual Meeting

You will be able to participate in the webcast of the Annual Meeting, vote your shares electronically, and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/RVP2026 and entering your 16-digit control number. Online access will open shortly prior to the start of the Annual Meeting to allow time for you to log in.

Vote by Internet

To vote now by internet, go to www.proxyvote.com. Have your 16-digit control number available and follow the instructions. Alternatively, scan the QR barcode on your proxy card or notice.

Vote by Mail

You can vote by mail by returning the enclosed proxy card, if applicable, or requesting a paper copy of the materials, which will include a proxy card.

Vote by Phone

You can vote by phone by calling 1-800-690-6903. Have your 16-digit control number available and follow the instructions.

Your 16-digit control number is located on your proxy card or the Notice of Internet Availability of Proxy Materials. If you received more than one Notice or proxy card, this means you, or persons with whom you share an address, have more than one account. If you do not plan to vote in person, we encourage you to vote using all your proxy cards and/or control numbers.

Who may vote?

All shareholders of record of Common Stock on March 9, 2026, the record date, are entitled to vote.

May I change my vote?

You may change your vote even after you have submitted your proxy by (1) voting again by Internet or telephone; (2) sending a written statement revoking your proxy to the Secretary of the Company; (3) submitting a properly signed proxy with a later date; or (4) voting during the virtual Annual Meeting.

How does the Board recommend I vote?

The Board of Directors recommends that you vote “For All” in the election of Class 2 Directors.

If appointed by you, the proxy holders will vote your shares as you direct with regard to the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board of Directors. Unless you indicate otherwise, the proxy holders are also authorized to vote your shares on any matters that are not included in this Proxy Statement but that may be properly presented for action at the Annual Meeting.

What if I do not provide voting instructions to my broker?

If you are a beneficial owner and do not provide voting instructions to your broker, your broker will not be permitted to vote on your behalf for the election of directors. For your vote to be counted, you need to communicate your voting decisions to your broker, bank, or other financial institution as soon as possible and before May 8, 2026.

How many votes are required?

For the election of Directors, a plurality is required for the election of each nominee. With plurality voting, the nominees who receive the most “for” votes are elected to the board until all board seats are filled. You have an option on the ballot to “withhold” your vote for one or more director nominees. Withholding a vote allows you to communicate your dissatisfaction with a given nominee, but it has no legal effect on the outcome of an uncontested election where the number of nominees and available board seats are equal.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Each share of Common Stock entitles the holder to one (1) vote per share. On March 9, 2026, there were 29,937,159 outstanding shares of Common Stock, excluding treasury shares.

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matters voted upon, and broker non-votes will not be considered present for purposes of calculating the votes.

Are there any special attendance requirements for attending the virtual meeting?

You must have your 16-digit control number to log into the virtual meeting. If you do not have your control number, you will not be granted access. If you are a beneficial owner, please contact your broker for your control number.

Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will pay the cost of soliciting proxies. In addition to the use of the Internet and U.S. mail, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses.

Who may I contact with questions?

Shareholders with questions are encouraged to contact Michele M. Larios, Secretary and General Counsel of the Company, at 511 Lobo Lane, Little Elm, Texas 75068, or by telephone at (888) 806-2626.

PROPOSAL
THE ELECTION OF THREE CLASS 2 DIRECTORS

The Board of Directors has determined that the Board shall be comprised of six members. Currently, the Board is divided into two classes currently consisting of three Class 1 members and three Class 2 members. The Board of Directors has nominated Thomas J. Shaw, Walter O. Bigby, Jr., and John W. Fort III to serve as Class 2 Directors. All nominees currently serve as Class 2 Directors. Generally, Directors serve for two year terms. If the nominees are elected, the Class 2 Director nominees will hold office until the 2028 annual meeting, when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF CLASS 2 DIRECTORS.

The biographies below describe the qualifications, experience, attributes, and skills that led the Board to determine that it is appropriate for each person to serve as a Director.

THOMAS J. SHAW

Founder, Chairman of the Board, President, Chief Executive Officer

Nominee for Class 2 Director

Director since our inception

Age 75

Thomas J. Shaw, our founder, has served as Chairman of the Board, President, Chief Executive Officer, and Director since our inception. We believe it is appropriate for Mr. Shaw to continue to serve as a Director and as the Chairman of the Board because of his deep knowledge of the strengths and weaknesses of our products (as their primary inventor) and of the Company (as its founder). Further, his strategic knowledge of the Company and its competitive environment arising from his ongoing services as its CEO is vital to the successful supervision of the Company by the Board of Directors. Finally, Mr. Shaw’s educational background in both engineering and accounting is helpful to Board deliberations. In addition to his duties overseeing our Management, he continues to lead our design team in product development of other medical safety devices that utilize, among other things, his unique patented friction ring technology. Mr. Shaw has extensive experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges.

MARCO LATERZA

Class 1 Director

Director since 2005

Age 78

Marco Laterza joined us as a Director effective as of March 22, 2005. We believe it is appropriate Mr. Laterza continue to serve as a Director because of his skills as a CPA as well as his decades of experience in advising individuals and entities with regard to corporate planning and financial issues. Such skills and experience provide a valuable contribution in his role as the designated financial expert on the Audit Committee as well as provide valuable independent accounting advice to the Board. Since 2015, Mr. Laterza has owned and operated an accounting practice and income tax consulting practice.

AMY MACK

Class 1 Director

Director since 2007

Age 58

Amy Mack joined us as a Director on November 19, 2007. We believe it is appropriate that Ms. Mack continue as a Board member due both to her experience as a nurse (the primary retail user of our products) as well as her experience in running her own company, Spa O2 & Medical Aesthetics.  Additionally, Amy has been Secretary, owner/operator of EmergiStaff & Associates, a nursing agency. Ms. Mack has also served as an emergency room nurse in various emergency departments throughout her career as a nurse, as well as working as a Cath Lab Nurse. Ms. Mack has been employed by the Baylor Scott & White Medical Center – Centennial emergency department since 2016.

WALTER O. BIGBY, JR.

Nominee for Class 2 Director

Age 61

Walter O. Bigby, Jr. has served on our Board of Directors since July 2012. We believe it is appropriate for Mr. Bigby to continue to serve as a Director due to his experience in owning and operating healthcare-related businesses. Mr. Bigby’s experience includes ownership of several small businesses, including hospitals, nursing homes, commercial real estate, and office equipment providers. Mr. Bigby has owned and operated Bastrop Rehabilitation Hospital, a rehabilitation hospital in Louisiana, since 2001. He is currently a minority interest owner in a nursing home in Louisiana.

DARREN E. FINDLEY

Class 1 Director

Director since 2017

Age 62

Darren E. Findley has served on our Board of Directors since September 2017. He is President of Engage2Excel, where he leads the recruitment solutions team. Mr. Findley worked at AMN Healthcare from May 2015 to May 2016, as vice president and general manager of recruitment process outsourcing. In this role, his primary focus was growing the business segment and delivering top talent into healthcare facilities. We believe it is appropriate for Mr. Findley to continue to serve as a Director because he has decades of management experience and brings a unique perspective to the Board with experience in recruitment and staffing for healthcare and other industries.

JOHN W. FORT III

Vice President, Treasurer, and Chief Financial Officer; and Class 2 Director

Nominee for Class 2 Director

Age 57

On April 1, 2019, John W. Fort III was elected Vice President, Treasurer and Chief Financial Officer and was appointed to the Board of Directors. Mr. Fort joined us in March of 2000 as a Financial Analyst and served as our Director of Accounting from October of 2002 until April 1, 2019. His primary responsibilities in his role as Director of Accounting included managing the day-to-day operations of the Accounting and Finance Department and coordination of the annual audits, and interim reviews by our independent accountants, as well as our cost accounting and forecasting functions. Mr. Fort is currently responsible for our financial, accounting, investor relations, information technology, risk management, and forecasting functions. We believe it is appropriate for Mr. Fort to continue to serve as a Director because of his experience.

Non-Director Executive Officer

MICHELE M. LARIOS

Vice President, General Counsel, and Secretary

Age 59

Michele M. Larios joined us in February 1998 and serves as our Vice President, General Counsel, and Secretary. Ms. Larios is responsible for our legal and legislative, human resource, and regulatory functions. In addition to working on all legal matters, both internally and with outside counsel, Ms. Larios oversees work on any pertinent legislative issues and all relevant regulatory matters.

There are no family relationships among the above persons.

No Directors hold Directorships in other reporting companies.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities. Officers, Directors, and greater than 10% shareholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the forms submitted to us during and with respect to our most recent fiscal year, one purchase of 227 shares on February 12, 2025 by Thomas J. Shaw was reported one day late on Form 4.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in day-to-day operations. Currently, over half of the Directors serving on our Board of Directors are independent as defined in Section 803 of the Company Guide of the NYSE American LLC (“NYSE American”). Our current independent Directors are Marco Laterza, Amy Mack, Walter O. Bigby, Jr., and Darren E. Findley.

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met four times. No incumbent director attended fewer than 75% of the aggregate of meetings of the Board of Directors and the Committees on which he or she served in 2025. The Board of Directors has established standing Audit, Compensation and Benefits, and Nominating Committees. Each Committee has a written charter, which is available on our website at www.retractable.com.

We have a policy encouraging Board members’ attendance at Annual Meetings. All members of the Board attended the 2025 virtual Annual Meeting in person or through remote communication.

Board Leadership Structure and Role in Risk Oversight

Our leadership structure combines the roles of the Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO"). We believe it is in the shareholders’ best interests for Thomas J. Shaw to serve in this dual role as CEO and Chairman. This structure fosters an important unity of leadership between the Board and Management and enables the Board to organize its functions and conduct its business in the most efficient and effective manner. As founder of the Company and primary inventor of our products, Thomas J. Shaw has a unique understanding of our operations and the anticompetitive environment in which we operate, which understanding is necessary to perform the dual role of CEO and Chairman.

We have no lead independent director due to the small size of the Board and due to the fact that the independent directors currently carry out their responsibilities effectively.

The primary responsibility for the identification, assessment, and management of the various risks that we face belongs with Management. The Board oversees these risks. For instance, at every regular quarterly meeting, the Board reviews the principal factors influencing our operating results, including the competitive environment and any ongoing litigation, and discusses with our executive officers the major events, activities, and changes affecting the Company. The oversight of risks also occurs at the committee level. For instance, pursuant to its charter, the Audit Committee is charged with reviewing and discussing financial risk exposures with Management and the measures Management has taken to monitor and control such exposures. Our Chairman, because of his dual role as CEO, is able to ensure that risks facing the Company are appropriately brought to the Board and/or its committees for their review.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s auditors and the performance of the annual audit and interim reviews of the Company’s financial statements by the independent auditors. The Audit Committee also provides an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors. The Audit Committee met a total of five times in 2025. The members of the Audit Committee are independent as defined by the listing standards of the NYSE American. The Audit Committee currently consists of Marco Laterza, Walter O. Bigby, Jr., and Darren E. Findley. Marco Laterza currently serves as its designated Audit Committee Financial Expert.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with Management. The Audit Committee discussed with Baker Tilly US, LLP (“Baker Tilly”) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions with Baker Tilly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Marco Laterza
WALTER O. BIGBY, JR.
DARREN E. FINDLEY

Nominating Committee

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the annual meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board, and recommending Director nominees for Committees upon request of the Board. The Nominating Committee met one time in 2025. The Nominating Committee currently consists of Marco Laterza, Amy Mack, Darren E. Findley, and Walter O. Bigby, Jr. All members of our Nominating Committee are independent as defined by the NYSE American’s listing standards.

Director Nomination Policies

It is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The Committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our Proxy Statement. The procedure to be followed by shareholders in submitting such recommendations for the next Annual Meeting is set forth in detail herein in the section entitled “2027 Annual Meeting.”

We establish, through our Nominating Committee, selection criteria that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders. The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company. The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

At a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The Nominating Committee will also consider such qualities as independence from the Company. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board. The Nominating Committee has no formal policy with regard to the consideration of diversity in identifying nominees for director. The Nominating Committee and Board broadly define diversity to include diversity of professional experience and viewpoint, as well as diversity of race, gender, nationality, and ethnicity.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders. It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

The Class 2 Director nominees herein were recommended by the Nominating Committee and approved by the Board of Directors.

Compensation and Benefits Committee

The Compensation and Benefits Committee has authority over the following responsibilities: discharging the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors; preparing, if necessary, an annual report on compensation and such other reports that may be required; and administering our equity and other incentive compensation plans, if any. Changes in the amount and/or form of compensation to executive officers are not generally pursued unless first proposed by Management. The committee’s authority may not be delegated except back to the full Board of Directors. No compensation consultants were engaged during 2025.

The Compensation and Benefits Committee met two times during 2025. The Compensation and Benefits Committee currently consists of Marco Laterza, Amy Mack, Walter O. Bigby, Jr., and Darren E. Findley. All members of our Compensation and Benefits Committee are independent as defined by the NYSE American listing standards.

Code of Ethics

Effective as of August 11, 2020, we adopted a restated code of ethics that applies to all employees, including, but not limited to, our principal executive and financial officers. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;
2.	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
3.	Compliance with applicable governmental laws, rules, and regulations;
4.	The prompt, internal reporting of violations of the code to an appropriate person or persons identified in the code; and
5.	Accountability for adherence to the code.

A copy of the code is posted on our website at www.retractable.com. Please follow the link to “About” then “Investor Relations” then click “Governance” then click “Charters and Corporate Policies,” then select “Code of Business Conduct and Ethics.”  The code is also filed as Exhibits 14 and 19 to the Company’s annual report on Form 10-K. Any amendment to this code or waiver of its application to the principal executive officer, principal financial officer, principal accounting officer, or controller or similar person shall be disclosed to investors by means of a Form 8-K filing with the SEC.

As set forth in the Code of Business Conduct and Ethics, all employees and Directors are generally prohibited from engaging in short sales, transactions in puts, calls, or other derivative securities, or hedging transactions related to the Company’s securities.

The Code of Business Conduct and Ethics contains the Company’s insider trading policies and procedures which are designed to promote compliance with applicable laws, rules, regulations, and listing standards.

Communications with the Board of Directors

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position. It is our policy that the Disclosure Representative serves as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors. It is further our policy that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members. The current Disclosure Representative is Mr. Marco Laterza. Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative” or Mr. Marco Laterza, and sent to 511 Lobo Lane, Little Elm, Texas 75068-5295.

Shareholders may also contact Michele M. Larios, Secretary and General Counsel of the Company, who will respond to questions individually unless the question is directed to the full Board of Directors or the Disclosure Representative.

Certain Relationships and Related Party Transactions

In accordance with our Audit Committee Charter, the Audit Committee reviews and approves all related party transactions. In particular, the Audit Committee reviews all proposed related party transactions where the amount involved meets or exceeds $120,000.

In 1995, Thomas J. Shaw, President, Chief Executive Officer, and shareholder holding more than 5% of the outstanding Common Stock, contracted with us under the Technology Licensing Agreement for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products. A royalty of 5% of gross sales of all licensed products sold to customers over the life of the Technology Licensing Agreement is paid. Additionally, if the Company sublicenses the technology and the sublicensee’s customers are not known to the Company, then Mr. Shaw shall be entitled to receive from the Company fifty percent (50%) of the royalties actually paid to the Company by such sublicensee. Royalties of $3,154,263 and $3,506,716 were paid to Mr. Shaw in 2025 and 2024, respectively. As of March 9, 2026, no royalty payments relating to 2025 sales have been paid to Mr. Shaw during 2026.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of March 9, 2026, for each person known by us to own beneficially 5% or more of the voting capital stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Thomas J. Shaw(2) 511 Lobo Lane Little Elm, TX 75068	16,662,822	55.7%
(1)The Percent of Class is calculated by dividing the Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (29,937,159 shares).
(2)331,600 of the shares owned by the August 2010 Family Trust are controlled by Mr. Shaw pursuant to a Voting Agreement. These shares are voted by Mr. Shaw until such time as they are sold. Additionally, Mr. Shaw has investment power over 500,000 shares of Common Stock as Trustee pursuant to a trust agreement for the benefit of a family member.

Security Ownership of Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of March 9, 2026, for each Named Executive Officer specified by Item 402 of Regulation S-K (i.e., our CEO, CFO, and three other highest paid officers) and Director of the Company. Except pursuant to applicable community property laws or as otherwise discussed below, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
As a Group	Named Executive Officers and Directors	17,802,022	59.5%
As Individuals	Thomas J. Shaw(2)	16,662,822	55.7%
	Michele M. Larios(3)	861,000	2.9%
	John W. Fort III(4)	9,900	<1%
	Marco Laterza(5)	95,000	<1%
	Walter O. Bigby, Jr.	80,000	<1%
	Amy Mack(6)	50,000	<1%
	Darren E. Findley	4,200	<1%
	Kathryn Duesman(7)	20,700	<1%
	Lawrence G. Salerno(8)	18,400	<1%
(1)The Percent of Class is calculated for the individuals holding Common Stock by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (29,937,159 shares) plus that beneficial owner’s stock equivalents (options), if any. The Percent of Class is calculated for the "As a Group" row by totaling all of the Percent of Class percentages appearing in the chart.

(2)331,600 of the shares owned by the August 2010 Family Trust are controlled by Mr. Shaw pursuant to a Voting Agreement. These shares are voted by Mr. Shaw until such time as they are sold. Additionally, Mr. Shaw has investment power over 500,000 shares of Common Stock as Trustee pursuant to a trust agreement for the benefit of a family member.
(3)1,000 of these shares are owned by Ms. Larios’ children. 800,000 of these shares are owned by trusts for the benefit of non-family members for which Ms. Larios serves as trustee.
(4)These shares are acquirable by the exercise of stock options.
(5)10,000 of these shares are acquirable by the exercise of stock options.
(6)These shares are acquirable by the exercise of stock options.
(7)Ms. Duesman is not an executive officer, but qualifies as “named executive officers” by virtue of Item 402(a)(3)(iv) of Regulation S-K.
(8)Mr. Salerno is not an executive officer, but qualifies as “named executive officers” by virtue of Item 402(a)(3)(iv) of Regulation S-K.

There are no arrangements, the operation of which would result in a change of control of the Company, other than:

1.The 331,600 shares owned by the August 2010 Family Trust shall cease to be controlled by Mr. Shaw under the Voting Agreement upon their sale to a third party for value. The Voting Agreement is otherwise for an unlimited duration.
2.Mr. Shaw has voting control over 16,162,822 shares of the currently outstanding shares of the Common Stock (54.0%) and investment power over 16,331,222 shares (54.6%) and total beneficial ownership of 55.7% of the currently outstanding shares of the Common Stock. Assuming the exercise of all vested options and conversion of all outstanding preferred shares, Mr. Shaw would have beneficial ownership of 55.0% of the Common Stock.

COMPENSATION

Compensation Discussion and Analysis

The Objectives of Our Compensation Plan

Our executive officer compensation program (the “Compensation Program”) is based on the belief that competitive compensation is essential to attract, retain, motivate, and reward highly qualified and industrious executive officers. Our Compensation Program is intended to accomplish the following:

●	attract and retain highly talented and productive executive officers;
●	provide incentives and rewards for superior performance by the executive officers; and
●	align the interests of executive officers with the interests of our shareholders.

Our Compensation Program is designed to reward both superior long-term performance by our executive officers and their loyalty.

Elements of Compensation

To achieve these objectives, the Compensation and Benefits Committee has approved an executive officer compensation program that consists of three basic components:

●	base salary;
●	short-term incentive compensation in the form of cash bonuses; and
●	medical, life, and benefit programs (which are generally available to all employees).

Executive compensation is not based on the individual’s contribution to specific, quantitative corporate objectives due to the fact that we compete in a market environment where significant achievement or performance is not always correlated with corporate results.

We have established a 2021 Stock Option Plan but presently have no outstanding awards thereunder.

Base Salary

We choose to pay a significant component of our compensation in base salary due to the fact that our ability to grow has been constrained by larger market players. Until such time as we believe that we have consistent access to the market, we believe that it is appropriate to weigh our Compensation Program heavily in favor of base salaries rather than incentive compensation. Moreover, as we have publicly stated, we do not believe our stock price adequately reflects our performance.

Management establishes the initial recommendations regarding compensation for all employees. Executive compensation remains the same until there is a review of such compensation by the Compensation and Benefits Committee. Additionally, the Compensation and Benefits Committee sets the compensation for new officers. Compensation, other than that of the Chief Executive Officer, has generally not been reviewed annually. Under the terms of Mr. Shaw’s employment agreement, his compensation is reviewed annually.

The base salary for each of our executive officers is subjectively determined primarily on the basis of the following factors: experience, individual performance, contribution to our performance, level of responsibility, duties and functions, salary levels in effect for comparable positions within and without our industry, and internal base salary comparability considerations. However, salaries can also be affected by our long-term needs.

Cash Bonuses

From time to time and when our cash reserves allow, we grant cash bonuses in order to reward significant efforts or the accomplishment of short term goals. The bonuses, when paid, are paid on a discretionary basis as determined by the Compensation and Benefits Committee. Bonuses were last granted to our three executive officers in 2021.

Long-Term Incentives: Stock Options

Long-term incentives may be provided through grants of stock options. Our 2008 Stock Option Plan expired on July 25, 2018 although some stock options remain outstanding under such plan. On March 16, 2021, the Board approved the 2021 Stock Option Plan (the “2021 Plan”) and set aside and reserved 2,000,000 shares of Common Stock for issuance pursuant to the 2021 Plan. The 2021 Plan provides for the granting of incentive stock options and non-qualified stock options at a price equal to at least 100% of the fair market value of the Company’s Common Stock as of the date of grant. Participants in the 2021 Plan may include employees, consultants, and non-employee Directors. At present, no stock option awards are outstanding under the 2021 Plan. In December 2022, outstanding but non-vested awards to our three executive officers were terminated because they were significantly underwater and no longer likely to reward the officers as originally intended.

All outstanding awards have been granted on the basis of historical performance. There is no discretion to change the awards once granted. The Company adopted a Clawback Policy on March 16, 2021 which was revised and restated November 7, 2023 to address recoupment of any incentive compensation granted based on the attainment of certain financial measures in the event of certain restatements of the Company’s financial statements. At present, however, there are no policies linking compensation to the attainment of certain financial measures.

Shareholder Advisory Votes

A majority of the votes cast in 2013, 2016, 2019, 2022, and 2025 on the executive compensation proposals were voted in favor of the proposals.  A majority of the votes cast in 2013, 2019, and 2025 voted in favor of the proposal to conduct the compensation advisory votes every three years.

The Compensation and Benefits Committee will continue to take into account the outcome of these advisory votes when making compensation decisions for our three executive officers. As with all matters submitted to the shareholders, Mr. Shaw’s vote is often determinative due to his majority beneficial ownership.

Factors We Consider in Determining to Change Compensation Materially

We consider our short-term and long-term needs for cash reserves when evaluating whether we can change compensation materially at a given time. On an individual-by-individual basis, we also consider the value of past option compensation, the competitiveness of that individual’s base salary, and that individual’s contribution to our goals. On occasion, we engage compensation consultants as well. Longnecker & Associates was engaged in January 2021 to review increases in compensation and option grants to our principal executive officer, principal financial officer, and general counsel. Its report presented a market analysis for our three executive officers’ base salary, annual incentives, and long-term incentives.

The Impact of the Accounting and Tax Treatments

Stock option expense is not recognized for tax purposes, except in the case of non-qualified stock options. For non-qualified stock options, the intrinsic value of the option is recognized when the option is exercised.

Section 162(m) of the Internal Revenue Code generally disallows tax deductions for compensation to executives over $1 million.

Compensation Pursuant to Employment Agreement

We have an Employment Agreement with Mr. Thomas J. Shaw (the “Employment Agreement”). No other executives or Directors are compensated pursuant to employment agreements.

The Employment Agreement provides for an initial period of three years which ended December 31, 2010 and automatically and continuously renews for consecutive two-year periods. The Employment Agreement is terminable either by us or Mr. Shaw upon 30 days’ written notice or upon Mr. Shaw’s death. The Employment Agreement details a variety of causes for termination and payments owed to Mr. Shaw in each case.

The Employment Agreement dated January 1, 2008 provides for an annual salary of at least $416,400 with an annual salary increase equal to no less than the percentage increase in the CPI over the prior year. The Employment Agreement requires that Mr. Shaw’s salary be reviewed by the Compensation and Benefits Committee annually, which shall make such increases as it considers appropriate. In 2021, the Compensation and Benefits Committee relied upon a report from a compensation consultant to increase Mr. Shaw’s 2021 salary to $1,000,000. Mr. Shaw’ salary has been subsequently increased by the amount of the prior year’s CPI each year such that his 2026 salary equals $1,245,202.

Under the Employment Agreement, we are obligated to provide certain benefits, including, but not limited to, participation in qualified pension plan and profit-sharing plans, participation in the Company’s Cafeteria Plan and other such insurance benefits provided to other executives, paid vacation, and sick leave. We are also obligated to furnish him with a cellular telephone and suitable office space as well as reimburse him for any reasonable and necessary out-of-pocket travel and entertainment expenses incurred by him in carrying out his duties and responsibilities, membership dues to professional organizations, and any business-related seminars and conferences.

Mr. Shaw has the right under the Employment Agreement to resign in the event that there is a change of control. A “Change of Control” shall be deemed to have occurred on either of the following dates: (i) the date any one person

(other than Mr. Shaw), or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total possible voting power of the stock of the Company (assuming the immediate conversion of all then outstanding convertible preferred stock) or (ii) the date a majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election. Mr. Shaw further has the right to resign if there is a change in ownership. A change in ownership is defined to have occurred on the date that any one person (other than Mr. Shaw) or more than one person acting as a group acquires ownership of the Company’s stock that, together with the stock previously held by such person or group, constitutes more than 50% of the total fair market value or total voting power (assuming the immediate conversion of all then outstanding convertible preferred stock) of the Company. In such event Mr. Shaw is entitled to salary through the date of termination, salary for 24 months, reimbursement of expenses, and applicable benefits.

Compensation Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management, and, based on the review and discussions referred to in paragraph (e)(5)(i)(A) of Item 407 of Regulation S-K, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

WALTER O. BIGBY, JR.
AMY MACK
MARCO LATERZA
DARREN E. FINDLEY

The following Summary Compensation Table sets forth the total compensation paid or accrued by us over the past three fiscal years to or for the account of the named executive officers:

Summary Compensation Table for 2023-2025

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(4)	Total ($)
Thomas J. Shaw	2023	1,139,550	—	9,900	1,149,450
President and CEO	2024	1,178,295	—	10,350	1,188,645
(principal executive officer)	2025	1,211,545	—	10,500	1,222,045

Michele M. Larios	2023	400,000	—	5,457	405,457
Vice President,	2024	400,000	—	10,350	410,350
General Counsel	2025	400,000	—	10,500	410,500

John W. Fort III	2023	300,000	—	9,346	309,346
Vice President, CFO	2024	300,000	—	9,000	309,000
(principal financial officer,	2025	300,000	—	9,992	309,992
principal accounting officer)

Kathryn M. Duesman(1)	2023	198,406	500	12,050	210,956
Vice President of Clinical Affairs	2024	198,406	500	4,973	203,879
	2025	198,406	500	4,973	203,879

Lawrence G. Salerno(2)	2023	188,000	500	7,587	196,087
Director of Operations	2024	188,000	500	5,655	194,155

Kevin McGlinchey(3)	2025	275,000	500	16,953	292,453
Vice President of Domestic Sales Development

(1)Ms. Duesman is not an executive officer, but qualifies as a “named executive officer” by virtue of Item 402(a)(3)(iv) of Regulation S-K.
(2)Mr. Salerno is not an executive officer, but qualified as a “named executive officer” in 2023 and 2024 by virtue of Item 402(a)(3)(iv) of Regulation S-K.
(3)Mr. McGlinchey is not an executive officer, but qualified as a “named executive officer” in 2025 by virtue of Item 402(a)(3)(iv) of Regulation S-K.
(4)Represents the 401(k) matching contributions of the Company and perquisites and other personal benefits under $10,000.

Narrative Disclosure to Summary Compensation Table

Salary has historically represented a substantial portion of the total compensation for named executive officers. This form of payment had been favored by the Company over equity awards due to the market environment in which the Company has historically operated. Bonuses and option grants are not made annually.

Please see “Compensation Pursuant to Employment Agreement” above and “Potential Payments Upon Termination or Change of Control” below for terms of our only employment agreement in effect.

Outstanding Equity Awards at Fiscal Year-End

The following Outstanding Equity Awards at Fiscal Year-End Table sets forth information regarding unexercised options held by the named executive officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date
John W. Fort III	9,900	$2.75	09/09/2026
Vice President, CFO (principal financial officer, principal accounting officer)

401(k) Plan

We do not have a pension plan other than the 401(k) plan which is available to all employees on the first day of the third month following the date of employment.

We implemented an employee savings and retirement plan (the “401(k) Plan”) in 2005 that is intended to be a tax-qualified plan covering substantially all employees. Under the terms of the 401(k) Plan, employees may elect to contribute up to 88% of their compensation, or the statutory prescribed limit, if less. We may, at our discretion, match employee contributions. We made matching contributions of $240,635 in 2023, of which $35,548 were to named executive officers. We made matching contributions of $239,569 in 2024, of which $44,328 was to named executive officers. We made matching contributions of $281,939 in 2025, of which $43,519 was to named executive officers.

Potential Payments upon Termination or Change of Control

Other than the information set forth below for Mr. Shaw, no other compensatory contract existed for payments upon termination or change of control.

The following table identifies the types and amounts of payments that shall be made to Thomas J. Shaw, our CEO, in the event of a termination of his employment or a change of control per his Employment Agreement. Such payments shall be made by us and shall be one-time, lump sum payments except as indicated below.

Payment Triggering Event(1)	Salary Through Trigger Event Date(2)	Amounts Owed Under Benefit Plans(3)	Reimbursement of Expenses	Undiscounted Salary For a Period of 24 Months	Payment Equal to 90 Days’ Salary	Value of Payments(4)
Death	x	x	x	—	—	—

Disability	x	x	x	2,490,404	—	2,490,404

Termination With Cause	x	—	x	—	—	—

Termination Without Cause	x	x	x	2,490,404	—	2,490,404

Resignation (Other Than After a Change of Control)	x	x	x	—	307,880	307,880

Resignation (After a Change of Control)	x	x	x	2,490,404	—	2,490,404
(1)The above payments would be paid under Mr. Shaw’s agreement at certain times assuming the termination or change of control occurred December 31, 2025. Any payments arising as a result of disability or resignation would be paid no sooner than six months and one day from the termination date but no later than seven months from the termination date. Any payments arising as a result of death would be paid no later than the 90th day following the death. Payments arising as a result of termination with cause or termination without cause would be paid no later than the 30th day following the date of termination, except that any amount due in excess of an amount equal to the lesser of: i) two times annual compensation or ii) two times the limit on compensation under section 401(17) of the Internal Revenue Code of 1986 shall be paid no earlier than six months and one day after the date of termination but in no event later than seven months after the date of termination. Under Mr. Shaw’s agreement, Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control. However, it is not clear that the above payments are conditioned on the performance of these contractual obligations.
(2)Mr. Shaw is paid every two weeks. Therefore, the maximum value for this column in the event the triggering event took place immediately prior to a scheduled payment date is two weeks’ salary ($47,892).
(3)Mr. Shaw participates in our benefit plans which do not discriminate in scope, terms, or operation in favor of executive officers. Such plans are generally available to all salaried employees. Accordingly, the value of such payments is not included in the “Value of Payments” column.
(4)This value does not include payments under our benefit plans for reasons set forth in footnote 3 above. In addition, this value assumes that the triggering event occurred on December 31, 2025. Authorized payments under the Employment Agreement are also capped to one dollar less than the amount that would cause Mr. Shaw to be the recipient of a parachute payment under Section 280G(b) of the Internal Revenue Code.

Compensation of Directors

The following table identifies the types and amounts of compensation earned by our current and former Directors (with the exception of those that are named executive officers) in the last fiscal year:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Marco Laterza	10,000	10,000
Amy Mack	8,000	8,000
Walter O. Bigby, Jr.	9,000	9,000
Darren E. Findley	9,000	9,000

Thomas J. Shaw and John W. Fort III are named executive officers who were also Directors in 2025. Their compensation is reflected in the Summary Compensation and other tables presented earlier.

Our independent directors are compensated as follows:

●	Each director receives $2,000 per quarter (plus reimbursed travel expenses).
●	Each non-chair member of the audit committee receives an additional $250 per quarter.
●	The chair of the audit committee receives an additional $500 per quarter.

Compensation Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is currently composed of Walter O. Bigby, Jr., Amy Mack, Marco Laterza, and Darren E. Findley. Each of these members of this committee is an independent Board member and none have ever been employees of the Company.

There are no interlocking Directors or executive officers between us and any other company. Accordingly, none of our executive officers or Directors served as a Director or executive officer for another entity whose executive officers or Directors served on our Board of Directors.

Compensation Policies and Practices As They Relate To Risk Management

We do not believe that risk-taking incentives are created by our compensation policies. We do not have business units. We believe that our compensation expense is a reasonable percentage of revenues overall. We have not set specific performance criteria for the award of bonuses or equity awards. Salaries and bonuses, if any, are awarded based on skill and experience. Non-cash awards are made periodically in the form of stock options, but at present, no executive officer holds options which are in-the-money. No changes to our compensation policies and practices have been implemented as a result of changes to our risk profile.

Pay Ratio Disclosure

The ratio of the Company’s median of annual total compensation for employees to the total compensation of the principal executive officer is 1:32.34. The median of annual total compensation for all employees other than the principal executive officer was $37,458. The total compensation for the principal executive officer (as set forth on the Summary Compensation Table) was $1,222,045. We calculated the median of annual total compensation for all employees as of December 31, 2025 using payroll records.

Pay Versus Performance

Pay versus performance is set forth in the table below for the last five fiscal years. No Company-Selected Measures have been included as we do not use financial performance measures to determine executive compensation.

					Value of Initial Fixed $100
			Average	Average	Investment Based On
	Summary		Summary	Compensation		Peer Group
	Compensation	Compensation	Compensation	Actually Paid to	Total	Total
	Table Total for	Actually Paid to	Table Total for	Non-	Shareholder	Shareholder	Net Income
Year	PEO	PEO	Non-PEO NEOs	PEO NEOs	Return	Return	(Loss)
2021	11,517,800	4,017,198	1,272,775	616,648	64.53	120.72	56,064,241
2022	1,077,804	8,578,406	276,437	932,740	15.27	96.94	5,078,557
2023	1,149,450	1,149,450	280,462	280,462	10.34	99.30	(7,011,036)
2024	1,188,645	1,188,645	279,346	279,346	6.52	107.25	(11,886,524)
2025	1,222,045	1,222,045	304,331	304,331	7.17	114.94	(12,565,230)

There are no policies linking compensation to the attainment of certain financial measures and executive compensation is based on each officer’s historical performance. As such, there is no direct relationship between officer compensation and market returns, net income, or any other financial measure. However, salary reductions are considered in periods of reduced liquidity.

Base salary is the primary component of our compensation program. In each of the last five fiscal years, two employees who are not officers are included in the summary compensation table and are deemed “named executive officers” by virtue of Item 402(a)(3)(iv) of Regulation S-K. Such non-officer employees are periodically granted raises and bonuses as determined by Management.

In 2021, the Company engaged a compensation consultant to review increases in compensation and option grants to our principal executive officer, principal financial officer, and general counsel. Its report presented a market analysis for our three executive officers’ base salary, annual incentives, and long-term incentives. Consistent with the conclusions of the consultant’s report, the Compensation and Benefits Committee granted the executive officers the following compensation. To Mr. Shaw, the Committee granted a stock option for the purchase of one million shares of Common Stock as well as a special bonus of $300,000 and an increased annual salary of $1 million. To Ms. Larios, the Committee granted a stock option for the purchase of 250,000 shares of Common Stock as well as a special bonus of $100,000 and an increased annual salary of $400,000. To Mr. Fort, the Committee granted a stock option for the purchase of 100,000 shares of Common Stock as well as a special bonus of $100,000 and an increased annual salary of $300,000. In support of the increases, the Committee determined that the Company’s three officers have significant responsibilities which contribute to the long-term survival of the Company. The cash bonuses were granted as a reward for past service and loyalty. Prior to 2021, the last independent compensation review was performed in late 2016/early 2017.

Total compensation in 2021 was materially affected by the Company’s 2021 stock option award grants which were intended to be one-time “mega grants”. The option grants were issued on March 16, 2021 with exercise prices of $13.00 per share. The value of each option for the purchase of each underlying share of Common Stock was determined to be $10.21 using the Black-Scholes option pricing model with a risk-free rate of 1.20% and a volatility factor of 92.66%. However, these options were underwater by the end of 2021 and were terminated in December 2022.

In accordance with instructions to paragraph (v)(2) of Item 402 of Regulation S-K, the “actually paid” columns set forth in the table above reflect the “fair value” of the awards computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. As such, the column entitled “Compensation Actually Paid to PEO” includes stock option expense for the now-terminated stock options in the amounts of $2,711,398 and $7,500,602 for 2021 and 2022, respectively, and the column entitled “Average Compensation Actually Paid to Non-PEO NEO” includes stock option expense for the now-terminated stock options in the amounts of $948,989 and $2,625,211 for 2021 and 2022, respectively.

The peer group indicated in the table above is the Dow Jones US Select Medical Equipment Index (DJSMDQ).

Policies Regarding Grant of Equity Awards

All option awards have been granted on the basis of historical performance. As options have been granted sporadically and not on any predetermined schedule, there is no relationship between the date of grant of options and the disclosure of material nonpublic information. However, if we are in possession of material information, we will endeavor to release such information timely and we are mindful to avoid unfair spring-loading of any contemplated option grants. The Directors aim to ensure that all compensation (including options) is fair to the Company, its shareholders, and is in alignment with the Company’s policies and plans.

ACCOUNTING MATTERS

Baker Tilly US, LLP, successor by merger to Moss Adams LLP ( “Baker Tilly”), has been selected again as our independent accountants for the year ending December 31, 2026. A representative of Baker Tilly will attend the virtual Annual Meeting and will have the opportunity to make a statement if he or she so desires. A Baker Tilly representative will be available to respond to appropriate shareholder questions at that time.

Audit Fees

The aggregate fees billed by Baker Tilly for professional services rendered for the audit of our annual financial statements for 2025 and 2024 and the reviews of the financial statements included in our Forms 10-Q for 2024 and 2023 and services normally provided by the accountants in connection with statutory and regulatory filings for these periods were $503,475 and $456,775, respectively.

Audit Related Fees

The aggregate fees billed by Baker Tilly for professional services rendered for the audit of our 401(k) plan for 2025 and 2024 were $23,370 and $23,100, respectively.

Tax Fees

The aggregate fees billed by Baker Tilly for preparation of federal and state income tax returns and tax consulting costs related to notices from taxing authorities for 2025 and 2024 were $145,570 and $224,082, respectively.

Pre-Approval Policies and Procedures

The engagement of the independent accountants was entered into pursuant to the approval policies and procedures of the Audit Committee. Before any independent accountant was engaged to render services, the engagement was approved by the Audit Committee. The Audit Committee implemented its approval procedures, i.e., they were not delegated to any other party. All of the services provided were pre-approved by the Audit Committee.

DELIVERY OF SINGLE OR MULTIPLE SETS OF DOCUMENTS TO ONE HOUSEHOLD

We have adopted a procedure approved by the SEC called "householding."  Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to receive individual copies. This reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, and you would like to receive only a single copy of the annual report or proxy statement for your household, please contact Michele M. Larios, Secretary and General Counsel of the Corporation, at 511 Lobo Lane, Little Elm, Texas 75068, (888) 806-2626.

If you participate in householding and would like to receive a separate copy of our annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

2027 ANNUAL MEETING

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2027 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8 under the Exchange Act, they must be received by our Corporate Secretary, Michele Larios, at 511 Lobo Lane, Little Elm, Texas 75068-5295, at least 120 days prior to the anniversary of the mailing date of the most recent annual meeting, meaning by November 27, 2026.

If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary at least 45 days prior to the anniversary of the mailing date of the most recent annual meeting. For our 2027 Annual Meeting, notice must be given by February 10, 2027, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations. Proposals received after this date will be considered untimely and may not, in the Board of Directors’ discretion, be addressed at the next annual meeting.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

A shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our Proxy Statement for the 2027 annual meeting. Such notice must be received by November 27, 2026 and must set forth:

1.The name and address of the shareholder making the nomination and of the person to be nominated;
2.A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting (specifying the number of shares beneficially held) and intends to appear in person or by proxy at the meeting;
3.A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder and any material interest of the shareholder in making the nomination;
4.Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the SEC; and
5.The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the date of the anniversary of the most recent annual meeting, meaning by March 9, 2027.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V89195-P41368 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Three Class 2 Directors: Nominees: PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. 01) Thomas J. Shaw 02) Walter O. Bigby, Jr. 03) John W. Fort III The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof. To obtain information about voting at the meeting, please call the Company at (888) 806-2626. RETRACTABLE TECHNOLOGIES, INC. The Board of Directors recommends a vote "FOR ALL" in the election of Class 2 Directors. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) It is understood that, when properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED "FOR ALL" IN THE ELECTION OF DIRECTORS. IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE. SCAN TO RETRACTABLE TECHNOLOGIES, INC. 511 LOBO LANE VIEW MATERIALS & VOTEw LITTLE ELM, TX 75068-5295 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RVP2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V89196-P41368 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. ANNUAL MEETING OF SHAREHOLDERS OF RETRACTABLE TECHNOLOGIES, INC. MAY 8, 2026 COMMON STOCK PROXY FOR COMMON STOCK RETRACTABLE TECHNOLOGIES, INC. 511 Lobo Lane Little Elm, Texas 75068-5295 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Retractable Technologies, Inc. (the "Company") to be held on May 8, 2026, at 10:00 a.m., Central Time by webcast at www.virtualshareholdermeeting.com/RVP2026 (the "Annual Meeting"), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Michele Larios, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on March 9, 2026, at the Annual Meeting or any adjournment or postponement thereof. At the Annual Meeting, the following matter will be voted on by the holders of Common Stock: Election of Three Class 2 Directors The matter to be voted on is not related to or conditioned on the approval of other matters. (Continued and to be signed on the reverse side)